AMENDED AND RESTATED

                         CERTIFICATION OF INCORPORATION

                                       OF

                        INTEGRA LIFESCIENCES CORPORATION


                  INTEGRA LIFESCIENCES CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

         1. The name of the corporation is "Integra LifeSciences Corporation."

The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was June 19, 1969 under the name "LFC

No. 64 Corp.".

         2. The text of the Certificate of Incorporation as amended or supplemented heretofore is amended hereby to read as herein set forth in full:

                  FIRST: The name of the Corporation is Integra LifeSciences Corporation.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810. The name of the Corporation's registered agent at such address is Organization Services, Inc., in the County of New Castle.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 75,000,000 shares, par value $.01 per share, of which 60,000,000 shares are designed as Common Stock and 15,000,000 shares are designated as Preferred Stock.

                  FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the Delaware General Corporation Law, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and relative rights of each such series and the qualifications, limitations, and restrictions thereof. Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof. The Preferred Stock of all series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of shares of other series of the same class.

                  SIXTH: In furtherance and not in limitation of the general powers conferred by the law of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically otherwise provided therein.

                  SEVENTH: A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that
         Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

                  EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
         Section 291 of Title 6 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

         3. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 & 245 of the Delaware

General Corporation Law.

         IN WITNESS WHEREOF, Integra LifeSciences Corporation has caused this

Certificate to be signed by its Chairman and attested by its Secretary, as of the 18th day of February, 1992.

                                            INTEGRA LIFESCIENCES CORPORATION

                                            By: /s/ Richard E. Caruso
                                                -------------------------------
                                                    Richard E. Caruso, Chairman


ATTEST:

By: /s/ William M. Goldstein
    -----------------------------------
        William M. Goldstein, Secretary

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
                   A CERTAIN ERROR IN THE AMENDED AND RESTATED
                        CERTIFICATION OF INCORPORATION OF
                        INTEGRA LIFESCIENCES CORPORATION
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON FEBRUARY 16, 1993.


         INTEGRA LIFESCIENCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is INTEGRA LIFESCIENCES CORPORATION.

         2. That an Amended and Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on February 16, 1993 and that said

Certificate requires correction as permitted by Section 103 General Corporation

Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows:

        The execution date is incorrect.

         4. The execution sealing or acknowledgment of the Certificate is corrected as follows:

        The execution date should be February 16, 1993 in lieu of

February 18, 1992 as dated in the Certificate.

         IN WITNESS WHEREOF, said INTEGRA LIFESCIENCES CORPORATION has caused this Certificate to be signed by Richard E. Caruso, its Chairman and attested to by George S. Domino, its Assistant Secretary, as of the 5th day of May, 1993.

                                            INTEGRA LIFESCIENCES CORPORATION

                                            By: /s/ Richard E. Caruso
                                                -------------------------------
                                                    Richard E. Caruso, Chairman


ATTEST:

By: /s/ George S. Domino
    -----------------------------------------
        George S. Domino, Assistant Secretary